UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2014
Date of Report (Date of earliest event reported)

ROYAL MINES AND MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52391	20-4178322
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2580 Anthem Village Dr.
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 588-5973
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE.

Extension of Warrant Expiry Dates

On January 16, 2014, we extended the expiration dates of the following warrants:

(a)

22,476,840 warrants previously issued on February 24 2009, from an expiration date of February 23, 2014 to February 23, 2015. Each warrant entitles the holder to purchase an additional share of our common stock at a price of $0.10 per share;

(b)

11,455,500 warrants previously issued on January 31, 2010, from an expiration date of January 30, 2014 to January 30, 2015. Each warrant entitles the holder to purchase an additional share of our common stock at a price of $0.10 per share;

(c)

32,070,000 warrants previously issued on January 18, 2011, from an expiration date of January 17, 2014 to January 17, 2015. Each warrant entitles the holder to purchase an additional share of our common stock at a price of $0.10 per share; and

(d)

11,742,789 warrants previously issued on January 30, 2012, from an expiration date of January 29, 2014 to January 29, 2015. Each warrant entitles the holder to purchase an additional share of our common stock at a price of $0.10 per share.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL MINES AND MINERALS CORP.
Date: January 21, 2014
	By:	/s/ Jason S. Mitchell
JASON S. MITCHELL
Chief Financial Officer